                                                                   Exhibit 99.1


Contacts: Phillip D. Kramer                    A. Patrick Diamond
          Executive VP and CFO                 Manager, Special Projects
          713/646-4560 - 800/564-3036          713/646-4487 - 800/564-3036



FOR IMMEDIATE RELEASE

                  Plains All American Pipeline, L.P. Announces
               2002 First Quarter Results - EBITDA Increases 27%;
                    Cash Flow from Operations Increases 38%


     (Houston - May 7, 2002) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income before unusual or nonrecurring items and the impact of SFAS 133 of $17.2 million, or $0.38 per limited partner unit, for the first quarter of 2002 as compared to net income before unusual or nonrecurring items and the impact of SFAS 133 of $12.8 million, or $0.36 per limited partner unit, for the first quarter of 2001.

     Earnings before interest, taxes, depreciation, amortization and other noncash items ("EBITDA") for the first quarter of 2002 was $30.6 million, and cash flow from operations (net income plus noncash items) totaled $24.1 million. These amounts represent increases of 27% and 38%, respectively, over EBITDA of $24.1 million and cash flow of $17.5 million recorded for the first quarter of 2001. These EBITDA and cash flow comparisons exclude the impact of the unusual or nonrecurring items and the impact of SFAS 133.

     "We are pleased to deliver another quarter of solid financial results to our unitholders," said Greg L. Armstrong, Chairman and CEO of Plains All American. "Our overall business continued to perform very well during a relatively weak crude oil market for gathering and marketing margins. These results once again reinforce the counter-cyclical balance of our assets and business strategy. In addition, we continue to experience an attractive acquisition environment and are moving aggressively to identify, evaluate, negotiate and close on strategic opportunities such as the Shell transaction that we announced yesterday. Based on the Shell transaction and continued solid performance from our base business, we are on track to achieve our stated target to grow the distribution to unitholders by 10% in 2002."

     The following table reconciles the Partnership's reported net income to the Partnership's net income before unusual or nonrecurring items and the impact of SFAS 133:


Dollars in millions, except per unit amounts                                    For the Period Ended
                                                                                      March 31,
                                                                                --------------------
                                                                                  2002       2001
                                                                                 ------    --------
Reported net income                                                              $ 14.3     $ 13.0
  Per unit                                                                       $ 0.31     $ 0.37
Noncash compensation expense                                                          -        0.1
Noncash cumulative effect of accounting change (1)                                    -      (0.5)
Noncash SFAS 133 adjustment                                                         2.9        0.2
                                                                                 ------     ------
Net income before unusual or nonrecurring items
  and the impact of SFAS 133                                                     $ 17.2     $ 12.8
  Per unit                                                                       $ 0.38     $ 0.36

------------
   Notes:
       (1) Related to the adoption of SFAS 133 on January 1, 2001.

     Total gross margin for the first quarter of 2002 was $38.4 million as compared to $32.7 million for the first quarter of 2001. Gross margin from gathering, marketing, terminalling and storage was $19.8 million during the 2002 quarter as compared to $18.8 million during the 2001 quarter. Gross margin for both periods includes the impacts of the noncash SFAS 133 adjustments that are listed in the above table. Gross margin from pipeline activities was $18.6 million during the first quarter of 2002 as compared to $13.9 million in the comparable 2001 quarter.

     The Partnership's long-term debt at March 31, 2002, totaled $391.0 million as compared to $351.7 million at December 31, 2001. At March 31, 2002, the Partnership's long-term debt-to-total capitalization ratio was approximately 50%.

     The Partnership's weighted average units outstanding for the first quarter of 2002 totaled 43.3 million as compared to 34.4 million in last year's first quarter. At March 31, 2002, the Partnership had 43.3 million units outstanding.

     In April, the Partnership declared a cash distribution of $0.525 per unit on its outstanding Common Units, Class B Common Units, and Subordinated Units. The distribution will be payable on May 15, 2002, to holders of record of such units at the close of business on May 6, 2002. The distribution represents a $0.0125 increase over the previous quarter's distribution and effectively increases the annualized distribution rate by $0.05 per unit to $2.10 per unit.

     The Partnership today filed a current report on Form 8-K, which includes material in this press release as well as guidance for the second quarter of 2002.

Conference Call:

     The Partnership will host a conference call to discuss the results, the Shell transaction and other forward-looking items on Tuesday, May 7, 2002. The call will begin at 10:00 AM (Central). To participate in the call, please call 1-800-360-9865 at approximately 9:55 AM (Central). No password or reservation number is required.

Webcast Instructions:

     To access the Internet webcast, please go to the Partnership's website at www.paalp.com, choose "investor relations", and then choose "conference calls". Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership's website.

Telephonic Replay Instructions:

Call 1-800-428-6051 and enter PIN # 239736

     The replay will be available beginning Tuesday, May 7, 2002, at approximately 1:00 PM (Central) and continue until midnight Friday, May 10, 2002.

     Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things, abrupt or severe declines or production interruptions in outer continental shelf crude oil production located offshore California and transported on the All American Pipeline, successful consummation of anticipated acquisitions, availability of third party production volumes for transportation and marketing, the availability of acquisition opportunities on terms favorable to the Partnership, successful integration and future performance of assets acquired, demand for various grades of crude oil and resulting changes in pricing conditions, successful third party drilling efforts and completion of announced oil-sands projects, fluctuations in the capital markets and the availability to Plains All American of credit on satisfactory terms, regulatory changes, unanticipated shortages or cost increases in materials and skilled labor, weather interference, and other factors and uncertainties inherent in the marketing, transportation, terminalling, gathering and storage of crude oil and liquefied petroleum gas ("LPG") discussed in the Partnership's filings with the Securities and Exchange Commission.

     Plains All American Pipeline, L.P. is engaged in interstate and intrastate crude oil transportation, terminalling and storage, as well as crude oil and LPG gathering and marketing activities, primarily in Texas, California, Oklahoma and Louisiana and the Canadian Provinces of Alberta, Saskatchewan and Manitoba. The Partnership's common units are traded on the New York Stock Exchange under the symbol "PAA." The Partnership is headquartered in Houston, Texas.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY
------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------
(in thousands, except per unit data) (unaudited)


                                                                                  Three Months Ended
                                                                                       March 31,
                                                                             ------------------------------
                                                                                  2002             2001
                                                                             -----------       ------------
REVENUES                                                                     $ 1,545,323       $ 1,520,124
COST OF SALES AND OPERATIONS                                                   1,506,935         1,487,394
                                                                             -----------       -----------
Gross Margin                                                                      38,388            32,730
                                                                             -----------       -----------
EXPENSES

General and administrative                                                        10,758             8,989
Depreciation and amortization                                                      6,967             4,670
                                                                             -----------       -----------
Total expenses                                                                    17,725            13,659
                                                                             -----------       -----------
OPERATING INCOME                                                                  20,663            19,071
Interest expense                                                                 (6,453)           (6,606)
Interest and other income (expense)                                                   71                42
                                                                             -----------       -----------
                                                                                      --                --
Income before extraordinary item and
   cumulative effect of accounting change                                         14,281            12,507
Extraordinary item                                                                     -                 -
Cumulative effect of accounting change                                                 -               508
                                                                                       -               ---
                                                                             -----------       -----------
NET INCOME (1)                                                               $    14,281       $    13,015
                                                                             -----------       -----------
BASIC AND DILUTED NET INCOME (LOSS)
PER LIMITED PARTNER UNIT:
     Income before extraordinary item and
        cumulative effect of accounting change                               $      0.31       $      0.36
                                                                             ===========       ===========
     Net income                                                              $      0.31       $      0.37
                                                                             ===========       ===========
WEIGHTED AVERAGE NUMBER OF UNITS
     OUTSTANDING                                                                  43,253            34,386
                                                                             ===========       ===========
OPERATING DATA (in thousands)

Average Daily Volumes (barrels)
     Pipeline activities:
          All American
             Tariff and fee activities                                                67                70
             Margin activities                                                        71                65
          Canadian activities                                                        201                 -
          Other                                                                      154               161
                                                                             -----------       -----------
          Total                                                                      493               296
                                                                             ===========       ===========
     Lease gathering                                                                 399               288
     Bulk purchases                                                                   71                21
                                                                             -----------       -----------
                                                                                      --                --
          Total                                                                      470               309
                                                                             ===========       ===========
                                                                                     ---               ---
     Terminal throughput                                                              68                97
                                                                             ===========       ===========
                                                                                      --                --
Estimated maintenance capital                                                $     1,381       $       409
                                                                             ===========       ===========

-------------

(1) Includes a $2.9 million noncash charge attributable to SFAS 133 in the 2002 period. The 2001 period includes a $0.5 million noncash gain attributable to the cumulative effect of accounting change for the adoption of SFAS 133, a $0.2 million noncash SFAS 133 mark-to-market charge for the quarter, and a $0.1 million charge for noncash compensation expense.
     Excluding the special items, earnings for the 2002 period would have been $0.38 per limited partner unit and earnings for the 2001 period would have been $0.36 per limited partner unit.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (continued)
-------------------------------------------------------------------------------
FINANCIAL DATA
--------------
(in thousands) (unaudited)


                                                            Three Months Ended
                                                                March 31,
                                                          ------------------------
                                                            2002            2001
                                                          --------      ----------
Earnings before interest, taxes, depreciation
     and amortization ("EBITDA") (1)                      $ 30,561        $ 24,071
                                                          ========        ========
Cash flow from operations (net income plus
     noncash items) (1)                                   $ 24,106        $ 17,465
                                                          ========        ========
Cash flow from operations after maintenance
     capital expenditures (1)                             $ 22,725        $ 17,056
                                                          ========        ========

CONDENSED CONSOLIDATED BALANCE SHEET DATA
------------------------------------------
(in thousands)
                                                          March 31,    December 31,
                                                            2002           2001
                                                         ----------    ------------
ASSETS                                                   (unaudited)
Current assets                                           $  643,405     $  558,082
Property and equipment, net                                 616,478        604,919
Pipeline linefill                                            57,559         57,367
Other long-term assets, net                                  47,400         40,883
                                                         ----------     ----------
                                                         $1,364,842     $1,261,251
                                                         ==========     ==========
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities                                      $  581,263     $  505,160
Long-term bank debt                                         390,995        351,677
Other long-term liabilities and deferred credits              1,617          1,617
                                                         ----------     ----------
                                                            973,875        858,454
Partners' capital                                           390,967        402,797
                                                         ----------     ----------
                                                         $1,364,842     $1,261,251
                                                         ==========     ==========

---------------
(1) Excludes a $2.9 million noncash charge attributable to SFAS 133 in the 2002 period. The 2001 period excludes a $0.5 million noncash gain attributable to the cumulative effect of accounting change for the adoption of SFAS 133, a $0.2 million noncash SFAS 133 mark-to-market charge for the quarter, and a $0.1 million charge for noncash compensation expense.